UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2014

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On August 6, 2014, Eagle Bulk Shipping Inc. (the “Company”) commenced a voluntary prepackaged case (the “Prepackaged Case”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”), Case No. 14-12303. Capitalized terms used but not defined in this report on Form 8-K shall have the meanings given to them in the Plan (defined below).

On September 22, 2014, the Court entered an order [Docket No. 112] (the “Confirmation Order”) confirming the Debtor’s Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 15] (the “Plan”). The Plan incorporates by reference certain documents filed with the Court as part of the “Plan Supplement.” The Plan, all documents included in the Plan Supplement, and the Confirmation Order are available free of charge at www.eaglebulkrestructuring.com.

Copies of the Confirmation Order and the Plan were attached as Exhibits 2.1 and 2.2, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 26, 2014, and are incorporated by reference herein.

On October 15, 2014 (the “Effective Date”), the Company completed its balance sheet restructuring and emerged from Chapter 11 through a series of transactions contemplated by the Plan, and the Plan became effective pursuant to its terms. Beginning on October 15, 2014, the Company served notice of the occurrence of the Effective Date on its creditors and former equity interest holders.

Key components of the Plan included:

●	Entry into a new senior secured credit facility as of October 9, 2014, in the amount of $275 million (inclusive of a $50 million revolving credit facility), as discussed more fully below.

●

The cancellation of all outstanding Equity Interests in the Company as of the Effective Date, with the current holders of such Equity Interests (other than the Consenting Lenders on account of Amended Lender Warrants or shares of common stock received upon conversion of the Amended Lender Warrants) receiving (i) shares of New Eagle Common Stock equal to 0.5% of the total number of shares of New Eagle Common Stock issued and outstanding on the Effective Date (subject to dilution by the Management Incentive Program and the New Eagle Equity Warrants), and (ii) an aggregate of 3,040,540 New Eagle Equity Warrants. Each New Eagle Equity Warrant will have a 7-year term (commencing on the Effective Date) and will be exercisable for one share of New Eagle Common Stock (subject to adjustment as set forth in the Warrant Agreement).

●

The extinguishment of all loans and other obligations under the Prepetition Credit Facility as of the Effective Date, with the current holders thereof receiving (i) new shares of the reorganized Company’s common stock equal to 99.5% of the total number of shares of New Eagle Common Stock issued and outstanding on the effective date, subject to dilution by the New Eagle Equity Warrants and the Management Incentive Program, and (ii) the Prepetition Credit Facility Cash Distribution. On the Effective Date, the Prepetition Credit Facility was terminated, and the liens and mortgages thereunder were released.

●	All claims of unsecured creditors were unaffected and will be paid in full in the ordinary course.

●

The establishment of a Management Incentive Program that provides senior management and certain other employees of the reorganized Company with 2% of the New Eagle Common Stock (on a fully diluted basis) on the Effective Date, and two tiers of options to acquire 5.5% of the New Eagle Common Stock (on a fully diluted basis) with different strike prices based on the equity value for the reorganized Company and a premium to the equity value, each of the foregoing to vest generally over a four year schedule through 25% annual installments commencing on the first anniversary of the Effective Date. The Management Incentive Program also provides for the reservation of certain additional shares for future issuance thereunder, as further described in the Plan.

Item 1.01.     Entry into a Material Definitive Agreement.

Exit Financing Facility

On October 9, 2014, the Company entered into a Loan Agreement (the “Exit Financing Facility”) with certain lenders (the “Lenders”). The Exit Financing Facility is in the amount of $275 million, including a $50 million undrawn revolving credit facility, and matures on October 15, 2019. Amounts drawn under the Exit Financing Facility bear interest at a rate of LIBOR plus a margin (the “Margin”) ranging between 3.50% and 4.00% per annum. The revolving credit facility is subject to an annual commitment fee of 40% of the Margin.

The Company’s obligations under the Exit Financing Facility will be secured by a first priority mortgage on each of the vessels in its fleet and such other vessels that it may from time to time include with the approval of the Lenders, a first assignment of its earnings account, its liquidity account and its vessel-owning subsidiaries’ earnings accounts, a first assignment of all charters (having a term which may exceed 18 months), freights, earnings, insurances, requisition compensation and management agreements with respect to the vessels and a first priority pledge of the membership interests of each of its vessel-owning subsidiaries. The Company may grant additional security to the Lenders from time to time in the future.

The Exit Financing Facility contains financial covenants requiring the Company, among other things, to ensure that: the aggregate market value of the vessels in the Company’s fleet at all times does not fall below between 150% and 165% of the aggregate principal amount of debt outstanding under the Exit Financing Facility; the total financial indebtedness of the Company and all of its subsidiaries on a consolidated basis divided by the sum of (i) the total shareholders’ equity for the Company and all of its subsidiaries (minus goodwill and other non-tangible items) and (ii) the total financial indebtedness of the Company and all of its subsidiaries on a consolidated basis, shall not be more than 0.65; the aggregate of the Company’s and its subsidiaries’ EBITDA will not be less than 2.5x of the aggregate amount of interest incurred and net amounts payable under interest rate hedging arrangements during the relevant particular period; and the Company maintains a minimum liquidity of not less than the greater of (i) $20,000,000 and (ii) $500,000 per vessel in the Company’s fleet. In addition, the Exit Financing Facility also imposes operating restrictions on the Company including limiting the Company’s ability to, among other things: pay dividends; incur additional indebtedness; create liens on assets; acquire and sell capital assets (including vessels); merge or consolidate with, or transfer all or substantially all of the Company’s assets to, another person; enter into a new line of business.

The Exit Financing Facility also includes customary events of default, including those relating to a failure to pay principal or interest, a breach of covenant, representation or warranty, a cross-default to other indebtedness and non-compliance with security documents. Further, there would be a default if any event occurs or circumstances arise in light of which, in the Lenders’ judgment, there is significant risk that the Company is or would become insolvent. The Company is not permitted to pay dividends if there is a default or a breach of a loan covenant under the Exit Financing Facility or if the payment of the dividends would result in a default or breach of a loan covenant. Indebtedness under the Exit Financing Facility may also be accelerated if the Company experiences a change of control.

The foregoing summaries are qualified in their entirety by reference to the Exit Financing Facility (together with the various forms of security agreements included as exhibits thereto) attached hereto as Exhibit 10.1 and incorporated herein by reference.

Registration Rights Agreement

On the Effective Date, and in accordance with the Plan, the Company and the Registration Rights Parties entered into the Registration Rights Agreement. The Registration Rights Agreement provided the Registration Rights Parties with demand and piggyback registration rights.

The foregoing summary is qualified in its entirety by reference to the Registration Rights Agreement attached hereto as Exhibit 10.2, and incorporated herein by reference.

New Eagle Equity Warrant Agreement

On the Effective Date, and in accordance with the Plan, the New Eagle Equity Warrants were issued pursuant to the terms of the New Eagle Equity Warrant Agreement. Each New Eagle Equity Warrant has a 7-year term (commencing on the Effective Date) and are exercisable for one share of New Eagle Common Stock (subject to adjustment as set forth in the Warrant Agreement). The New Eagle Equity Warrants are exercisable at an exercise price of $27.82 per share (subject to adjustment as set forth in the Warrant Agreement). The New Eagle Equity Warrant Agreement contains customary anti-dilution adjustments in the event of any stock split, reverse stock split, stock dividend, reclassification, dividend or other distributions (including, but not limited to, cash dividends), or business combination transaction.

The New Eagle Equity Warrants were distributed to holders of the old Equity Interests of the Company (other than the Consenting Lenders on account of Amended Lender Warrants or shares received upon conversion of the Amended Lender Warrants), which were cancelled as of the Effective Date. Equity Interests of the Company issued to directors, officers and employees of the Company under compensatory plans that were unvested as of the Effective Date were deemed vested automatically on the Effective Date, so that all New Eagle Equity Warrants received in exchange therefor were deemed vested.

The foregoing summary is qualified in its entirety by reference to the New Eagle Equity Warrant Agreement attached hereto as Exhibit 10.3, and incorporated herein by reference.

Amendment to Delphin Agreement

The Company, as Manager, and Delphin Shipping LLC (“Delphin”) were previously parties to a vessel management agreement pursuant to which the Company provided vessel technical management supervision services and vessel commercial management services to Delphin. On the Effective Date, the management agreement was amended and restated (as so amended and restated, the “Delphin Management Agreement”). Under the Delphin Management Agreement, the Company will continue to supply vessel technical vessel management supervision services and commercial vessel management services to Delphin and vessel owning subsidiaries of Delphin. Such services will continue to be provided for dry bulk vessels owned by Delphin. The nature of the technical vessel management services and the commercial vessel management services to be provided by the Company are set forth in the Delphin Management Agreement. The technical management fee under the Delphin Management Agreement shall be $700 per vessel per day. The commercial management fee shall be 1.25% of charter hire; provided, however, that no commercial management fee shall be payable with respect to charter hire that is earned while a vessel is a member of a pool and with respect to which a fee is paid to the pool manager.

The Delphin Management Agreement contains an acknowledgement that the Company may have a conflict in pursuing charter opportunities for Delphin’s vessels and provides a means for dealing which such conflict. The initial term of the Delphin Management Agreement is one year from the Effective Date. The Delphin Management Agreement is thereafter renewable for successive one year terms at the option of Delphin. The Delphin Management Agreement also contains certain termination events in favor of each of Delphin and the Company.

The foregoing summary is qualified in its entirety by reference to the Delphin Management Agreement attached hereto as Exhibit 10.4, and incorporated herein by reference.

Item 1.02     Termination of a Material Definitive Agreement.

The Prepetition Credit Facility was terminated and the liens and mortgages related thereto were released on the Effective Date in accordance with the Plan. See the related disclosure in the Introductory Note, which is incorporated by reference in this Item 1.02.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained under the heading “Exit Financing Facility” in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.     Unregistered Sale of Equity Securities.

Starting on October 15, 2014, the reorganized Company caused to be distributed (i) to the holders of the Prepetition Credit Facility Claims, approximately 37,312,500 shares of New Eagle Common Stock, representing approximately 99.5% of the total shares of New Eagle Common Stock issued and outstanding on the Effective Date (subject to dilution by the New Eagle Equity Warrants, and the shares and stock options issued under the Management Incentive Program), and (ii) to the holders of old Equity Interests of the Company, approximately 187,500 shares representing approximately 0.50% of the total shares of New Eagle Common Stock issued and outstanding on the Effective Date (subject to dilution by the New Eagle Equity Warrants, and the shares and stock options issued under the Management Incentive Program).

Also on October 15, 2014, the reorganized Company issued 3,040,540 New Eagle Equity Warrants, each of which is initially exercisable for one share of New Eagle Common Stock, and which in the aggregate are initially exercisable for 3,040,540 shares of New Eagle Common Stock (subject to dilution by the Management Incentive Program), to the holders of the old Equity Interests of the Company.

The offering of the New Eagle Common Stock and the New Eagle Equity Warrants, including the New Eagle Common Stock issuable upon the exercise thereof, under Article III of the Plan is exempt from the registration requirements of section 5 of the Securities Act of 1933, as amended (the “Securities Act”) and other applicable law requiring registration of an offer or sale of securities under section 4(a)(2) of the Securities Act. The Company has complied with the applicable requirements of section 4(a)(2) of the Securities Act.  Specifically, the Company has confirmed to its reasonable satisfaction that each offeree is an “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act), and the manner in which the Company conducted such offering did not otherwise constitute a general solicitation

The issuance and distribution of the New Eagle Common Stock and the New Eagle Equity Warrants, including the New Eagle Common Stock issuable upon the exercise thereof, under Article III of the Plan are exempt from the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration of an offer or sale of securities under section 1145(a) of the Bankruptcy Code, except with respect to certain persons who are or may be deemed to be affiliates of the reorganized Company, each of whom is an accredited investor, as defined in Regulation D under the Securities Act, and to whom New Eagle Common Stock or New Eagle Equity Warrants were issued pursuant to Section 4(a)(2) of the Securities Act.

Item 3.03.     Material Modifications to the Rights of Security Holders.

The disclosure contained in Item 5.03 below with respect to the Second Amended Articles and Second Amended Bylaws is incorporated by reference into this Item 3.03.

Item 5.01.     Changes in Control of Registrant.

The disclosure contained in the Introductory Note and Item 3.02 above with respect to the cancellation of the old Equity Interests of the Company and the issuance of the New Eagle Common Stock as provided in the Plan is incorporated by reference in this Item 5.01. In addition, the disclosure contained in Item 5.02 below concerning the change in the directors of the Company as of the Effective Date is incorporated by reference in this Item 5.01.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Directors

As of the Effective Date, as provided in the Plan, the members of the Company’s board of directors prior to the Effective Date ceased to be directors of the reorganized Company except for Sophocles N. Zoullas (who will remain as Chief Executive Officer and Chairman of the Board of Directors). In addition to Mr. Zoullas, the initial members of the reorganized Company’s new board of directors consist of Randee E. Day, Justin A. Knowles, Paul M. Leand Jr., Stanley H. Ryan, Bart Veldhuizen and Gary Weston.

Chief Executive Officer Employment Agreement

In accordance with the Plan, the Company entered into the New CEO Employment Agreement with Sophocles Zoullas to continue to serve as the Chief Executive Officer of the Company, effective as of the Effective Date.

The New CEO Employment Agreement provides for an initial term from the Effective Date until June 18, 2017, subject to automatic one-year renewals at the end of the initial term, unless earlier terminated or unless either party provides written notice of non-renewal 90 days prior to the expiration of the applicable term. Mr. Zoullas is entitled to receive an annual base salary of not less than $850,000.

During the calendar years 2014 and 2015, Mr. Zoullas will be eligible to receive an annual cash bonus award with a target bonus opportunity of 50% of base salary and a maximum bonus opportunity of 75% of base salary, based on the achievement of performance goals set by the Compensation Committee of the Company.

On the Effective Date, the Company granted Mr. Zoullas 540,540 shares of New Eagle MIP Primary Equity and New Eagle MIP Options exercisable for 675,676 shares at an exercise price of $18 and 810,811 shares at an exercise price of $25.25 on the Effective Date under the Management Incentive Program (the “Equity Award”). Mr. Zoullas will receive in the aggregate not less than 60% of the total compensation to be awarded under the Management Incentive Program.

Upon a termination of employment by the Company without cause or by Mr. Zoullas for good reason, Mr. Zoullas will be entitled to severance payments, comprised of the following: (i) accrued compensation and benefits, (ii) a cash payment equal to the sum of two times (x) his base salary plus (y)(1) 62.5% of his base salary if such termination is the first two calendar years following the Effective Date or (2) 100% of his base salary if such termination is at any time thereafter, to be paid in a lump sum sixty days following termination, (iii) continued medical and life insurance benefits to Mr. Zoullas and his dependents for two years; and (iv) accelerated vesting of the portion of the Equity Award which would vest had Mr. Zoullas remained employed for an additional year, provided that Mr. Zoullas will vest in no less than the amount Mr. Zoullas would have vested in had he been employed for two years following the Effective Date. In general, and except in the case of termination of employment due to death or disability, the foregoing severance payments and other benefits are subject to Mr. Zoullas executing and delivering a release to the Company within 52 days following termination of employment (with all periods for revocation therein having expired).

In addition, if any payment to Mr. Zoullas is subject to an excise tax by virtue of Section 280G of the Code, then such amounts will be reduced such that no such amount would be subject to such excise tax if the total after-tax amount Mr. Zoullas would receive after such reduction is in excess of the after-tax amount Mr. Zoullas would receive absent such a reduction.

Pursuant to the New CEO Employment Agreement, Mr. Zoullas is subject to certain restrictive covenants, including a non-compete and a non-solicitation provision, in each case, for a period of 12 months following termination of employment.

The foregoing summary is qualified in its entirety by reference to the New CEO Employment Agreement attached hereto as Exhibit 10.5, and incorporated herein by reference.

Management Incentive Program

On the Effective Date, in accordance with the Plan, the Company adopted the post-emergence Management Incentive Program, which provides for the distribution of New Eagle MIP Primary Equity in the form of shares of New Eagle Common Stock, and New Eagle MIP Options, to the participating senior management and other employees of the reorganized Company. The New Eagle MIP Primary Equity is subject to vesting, but the holder thereof is entitled to receive all dividends paid with respect to such shares as if such New Eagle MIP Primary Equity had vested on the grant date (subject to forfeiture by the holder in the event that such grant is terminated prior to vesting unless the administrator of the Management Incentive Program determines otherwise). The New Eagle MIP Options will contain adjustment provisions to reflect any transaction involving shares of New Eagle Common Stock, including as a result of any dividend, recapitalization, or stock split, so as to prevent any diminution or enlargement of the holder’s rights under the award.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the Plan, on the Effective Date, the Company amended and restated its Articles of Incorporation (as so amended and restated, the “Second Amended Articles”) and its By-laws (as so amended and restated, the “Second Amended By-Laws”).

Under the Second Amended Articles, the Company’s authorized capital stock consists of 150,000,000 shares of common stock, par value $0.01 per share. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of shareholders. The common stock has the right to vote for the election of directors and for all other purposes. Other classes or series of the Company’s capital stock may exist, which would be entitled to vote generally in the election of directors (together with the common stock, the “Voting Stock”). The common stock votes together as a single class.

As described more fully below, the Company is also authorized to issue shares of blank check preferred stock, par value $0.01 per share, subject to limitations set forth in the Second Amended Articles.

The Company’s directors are elected by a plurality of the votes cast by stockholders entitled to vote. There is no provision for cumulative voting. Directors will hold office until the next annual meeting of shareholders and until a successor has been elected and qualified, subject to prior death, resignation, retirement, disqualification or removal from office.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, if any, holders of shares of common stock are entitled to receive, ratably, all dividends, if any, declared by the board of directors out of funds legally available for dividends. Upon the dissolution or liquidation of the Company or the sale of all or substantially all the Company’s assets, after payment in full of all amounts required to be paid to creditors and to holders of preferred stock having liquidation preferences, if any, the holders of the Company’s common stock will be entitled to receive, pro rata, the remaining assets of the Company available for distribution. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of the Company’s securities. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any shares of preferred stock, which the Company may issue in the future.

Several provisions of the Second Amended Articles and Second Amended By-Laws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen the Company’s vulnerability to a hostile change of control and enhance the ability of the board of directors to maximize shareholder value in connection with any unsolicited offer to acquire the Company. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of the Company by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Blank Check Preferred Stock

Under the terms of the Second Amended Articles and Second Amended By-Laws, the board of directors has authority, without any further action or vote by the stockholders, to issue shares of blank check preferred stock; provided that the total shares of blank check preferred stock that may be issued by the Company shall in no event have an aggregate liquidation preference of more than $300,000,000.00. The board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of management.

Election and Removal of Directors

The Second Amended Articles prohibit cumulative voting in the election of directors. The Second Amended By-laws require parties other than the board of directors to give advance written notice of nominations for the election of directors. The Second Amended Articles also provide that directors may only be removed for cause upon the affirmative vote of a majority of the outstanding shares of capital stock entitled to vote for the election of directors. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason may only be filled by a majority of the directors then in office, even if less than a quorum exists.

Stockholder Meetings

The Second Amended Articles and the Second Amended By-Laws provide that any action required or permitted to be taken by shareholders must be effected at a duly called annual or special meeting of shareholders. Except as otherwise mandated by law, stockholders may not act by written consent.

Under the Second Amended By-Laws, annual stockholder meetings will be held at a time and place selected by the board of directors. The meetings may be held in or outside of the Marshall Islands.

The Second Amended Articles and the Second Amended By-Laws provide that, except as otherwise required by law, special meetings of shareholders may be called at any time only by (i) the lead director (if any), (ii) the chairman of the board of directors, (iii) the board of directors pursuant to a resolution duly adopted by a majority of the board stating the purpose or purposes thereof, or (iv) any one or more shareholders who beneficially owns, in the aggregate, 15% or more of the aggregate voting power of all then-outstanding shares of Voting Stock.. The notice of any such special meeting is to include the purpose or purposes thereof, and the business transacted at the special meeting is limited to the purpose or purposes stated in the notice (or any supplement thereto). These provisions may impede the ability of stockholders to bring matters before a special meeting of stockholders.

The board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the stockholders that will be eligible to receive notice and vote at the meeting.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

The Second Amended By-Laws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a stockholder's notice will have to be received at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first, in order for such notice by a stockholder to be timely. The Second Amended By-Laws also specify requirements as to the form and content of a stockholder's notice. These advance notice requirements, particularly the 60 to 90 day requirement, may impede stockholders' ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders

Certain Voting Requirements

The Second Amended Articles provides that a two-thirds vote is required to amend or repeal certain provisions of the Second Amended Articles and Second Amended By-Laws, including those provisions relating to: the number and election of directors; filling of board vacancies; resignations and removals of directors; director liability and indemnification of directors; the power of stockholders to call special meetings; advance notice of director nominations and stockholders proposals; and amendments to the Second Amended Articles and Second Amended By-Laws. These supermajority provisions may discourage, delay or prevent changes to the Second Amended Articles or Second Amended By-Laws.

The foregoing summaries are qualified in their entirety by reference to the Second Amended Articles and the Second Amended By-Laws, attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.     The following exhibits are filed herewith:

Exhibit No.	Description

2.1

Order Confirming the Debtor’s Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code of Eagle Bulk Shipping Inc. (included as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on September 26, 2014 and incorporated herein by reference)

2.2

Debtor’s Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code of Eagle Bulk Shipping Inc., filed with the Bankruptcy Court on August 6, 2014 (included as Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed on September 26, 2014 and incorporated herein by reference)

3.1	Second Amended and Restated Articles of Incorporation of Eagle Bulk Shipping Inc., as adopted on October 15, 2014

3.2	Second Amended and Restated By-Laws of Eagle Bulk Shipping Inc., dated as of October 15, 2014

4.1	Form of Specimen Stock Certificate of Eagle Bulk Shipping Inc.

4.2	Form of Specimen Warrant Certificate of Eagle Bulk Shipping Inc.

10.1	Loan Agreement, dated as of October 9, 2014.

10.2	Registration Rights Agreement, dated as of October 15, 2014, by and between Eagle Bulk Shipping Inc. and the Holders party thereto

10.3	Warrant Agreement, dated as of October 15, 2014, between Eagle Bulk Shipping Inc. and Computershare Inc., as Warrant Agent

10.4	Amended and Restated Management Agreement, dated as of August 15, 2014, between Eagle Bulk Shipping Inc., as Manager, and Delphin Shipping LLC.

10.5	CEO Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: October 16, 2014	By:	/s/ Adir Katzav
	Name:	Adir Katzav
	Title:	Chief Financial Officer